IBM Credit Corporation

                                    GUARANTY
                                 (By Individual)

     This Guaranty By Individual (this "Guaranty") is hereby executed as of the 21st day of December 1999 by the undersigned, Dort A. Cameron III (referred to herein as "Guarantor") on behalf of ENTEX Information Services, Inc. ("Customer"), in favor of IBM Credit Corporation ("IBM Credit") with an office located at North Castle Drive, Armonk, New York 10504.

                                    RECITALS

     WHEREAS, Customer has requested IBM Credit to continue to provide financing for its purchases of inventory and/or its working capital needs and IBM Credit has agreed to provide such financing subject to, among other things, receipt of this Guaranty executed by the undersigned.

     NOW, THEREFORE, the parties agree as follows:

                                    AGREEMENT

1. In consideration of credit and financing accommodations granted or to be granted by IBM Credit to Customer, and for other good and valuable consideration received, Guarantor, jointly and severally, guaranties to IBM Credit, from property held separately, jointly, or in community, the prompt and unconditional performance and payment by Customer of any and all obligations, liabilities, contracts, mortgages, notes, trust receipts, secured transactions, inventory financing, working capital financing and security agreements, and commercial paper on which Customer is in any manner obligated, heretofore, now, or hereafter owned, contracted, or acquired by IBM Credit ("Liabilities"), whether the Liabilities are individual, joint, several, primary, secondary, direct, contingent or otherwise, provided, however, that if IBM Credit shall enforce this Guaranty the total liability of the Guarantor hereunder to IBM Credit at such time shall not exceed Twenty Million Dollars ($20,000,000.00).

2. If Customer fails to pay or perform any Liabilities to IBM Credit when due, IBM Credit shall have the right to accelerate all Liabilities which shall then become immediately due and payable, and Guarantor shall then pay on or prior to the fifteenth calendar day following demand the full amount of all sums owed to IBM Credit by Customer, together with all expenses, including reasonable attorney's fees; provided, however, that IBM Credit (i) shall not demand payment hereunder prior to March 1, 2000 and (ii) shall not demand payment hereunder in an amount in excess of Ten Million Dollars ($10,000,000.00) on or prior to May 16, 2000.

3. The liability of Guarantor is direct and unconditional and shall not be affected by any extension, renewal or other change in the terms of payment or any security agreement or any other agreement between IBM Credit and Customer, or any change in the manner, place or terms of payment or performance thereof, or the release, settlement or compromise of or with any party liable for the payment or performance thereof, the release or non-perfection of any security thereunder, any change in Customer's financial condition, or the interruption of business relations between IBM Credit and Customer. Guarantor acknowledges that its obligations hereunder are in addition to and independent of any agreement or transaction between IBM Credit and Customer or any other person creating or reserving any lien, encumbrance or security interest in any property of Customer or any other person as security for any obligation of Customer. This Guaranty is a continuing guaranty of payment and IBM Credit need not exhaust its rights or recourse against Customer or any other person or any security IBM Credit may have at any time before being entitled to payment from Guarantor.

4. This Guaranty is assignable by IBM Credit but is not assignable by Guarantor. This Guaranty shall be construed liberally in IBM Credit's favor, and shall inure to the benefit of IBM Credit and its



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successors and assigns, and also benefit any of IBM Credit's existing or future affiliates that may extend credit to Customer.

5. If Customer hereafter is incorporated, acquired by a corporation, dissolved, or otherwise undergoes any change in its management, ownership, identity or organizational structure, this Guaranty shall continue to extend to any Liabilities of the Customer or such resulting corporation, dissolved corporation, or new or changed legal entity or identity to IBM Credit.

6. Guarantor waives: notice of the acceptance of this Guaranty, and of presentment, demand and protest; notices of nonpayment, nonperformance, any right of contribution from other guarantors, and dishonor; notices of amount of indebtedness of Customer outstanding at any time; notices of the number and amount of advances made by IBM Credit to Customer in reliance on this Guaranty; notices of any legal proceedings against Customer; notice and hearing as to any prejudgment remedies; and any other demands and notices required by law. Guarantor further waives all rights of set-off and all counterclaims against IBM Credit or Customer. Guarantor also waives any and all rights in and notices or demands relating to any collateral now or hereafter securing any of the Liabilities, including, but not limited to, all rights, notices or demands relating, whether directly or indirectly, to the sale or other disposition of any or all of such collateral or the manner of such sale or other disposition.

7. All waivers by Guarantor herein shall survive any termination or revocation of this Guaranty. Guarantor authorizes IBM Credit to sell at public or private sale or otherwise realize upon the collateral now or hereafter securing any of the Liabilities, in such manner and upon such terms and conditions as IBM Credit deems best, all without advertisement or notice to Customer, Guarantor or any third parties. Guarantor further authorizes IBM Credit to deal with the proceeds of such collateral as provided in IBM Credit's agreement with Customer, without prejudice to IBM Credit's claim for any deficiency and free from any right of redemption on the part of Customer, Guarantor or any third parties, which right of redemption is hereby waived together with every formality prescribed by custom or by law in relation to any such sale or other realization.

8. Guarantor further agrees that all of its right, title and interest in, to and under any loans, notes, debts and all other liabilities and obligations whatsoever owed by Customer to Guarantor, whether heretofore or hereafter created or incurred and for whatever amount, other than any obligations of Customer to Guarantor as compensation for services rendered in the ordinary course of business of Customer, and all security therefor, shall be now and hereafter at all times fully subordinated to all Liabilities. Guarantor will not ask, demand or sue for, or take or receive payment of, all or any part of such loans, notes, debts or any other liabilities or obligations whatsoever or any security therefor, until and unless all of the Liabilities are paid, performed and fully satisfied.

9. Guarantor has made an independent investigation of the financial condition of Customer and gives this Guaranty based on that investigation and not upon any representations made by IBM Credit. Guarantor acknowledges that it has access to current and future financial information which will enable Guarantor to continuously remain informed of Customer's financial condition. Guarantor also consents to and agrees that the obligations under this Guaranty shall not be affected by IBM Credit's: subsequent increases or decreases in the credit line that IBM Credit may grant to Customer; substitutions, exchanges or releases of all or any part of the collateral now or hereafter securing any of the Liabilities; sales or other dispositions of any or all of the collateral now or hereafter securing any of the Liabilities without demands, advertisement or notice of the time or place of the sales or other dispositions; realizing on the collateral to the extent IBM Credit, in its sole discretion, deems proper; or purchases of all or any part of the collateral for IBM Credit's own account.

10. This Guaranty and any and all obligations, liabilities, terms and provisions herein shall survive any and all bankruptcy or insolvency proceedings, actions and/or claims brought by or against Customer, whether such proceedings, actions and/or claims are federal and/or state.

11. This Guaranty is submitted by Guarantor to IBM Credit (for IBM Credit's acceptance or rejection thereof) as an offer by Guarantor to guaranty the credit and financial accommodations provided by IBM



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Credit to Customer. If accepted, this Guaranty shall be deemed to have been made at IBM Credit's above specified office. This Guaranty and all obligations pursuant thereto, shall be governed and controlled as to interpretation, enforcement, validity, construction, effect and, in all other respects by the laws of the State of New York. Guarantor, to induce IBM Credit to accept this Guaranty, agrees that all actions or proceedings arising directly or indirectly in connection with, out of, related to or from this Guaranty may be litigated, at IBM Credit's sole discretion and election, in courts within the State of New York. Guarantor consents and submits to the jurisdiction of any local, state or federal court located within the State of New York. Guarantor waives any right to transfer or change the venue of any litigation brought against Guarantor by IBM Credit in accordance with this paragraph.

12. Any delay by IBM Credit, or its successors, affiliates or assigns, in exercising any or all rights granted IBM Credit under this Guaranty shall not operate as a waiver of those rights. Furthermore, any failure by IBM Credit, its successors, affiliates or assigns, to exercise any and all rights granted IBM Credit under this Guaranty shall not operate as a waiver of IBM Credit's right to exercise any or all of them later.

13. This document contains the full agreement of the parties concerning the guaranty of Customer's Liabilities and can be varied only by a document signed by all the parties hereto. This Guaranty shall remain in full force and effect until all Liabilities shall have been satisfied in full and the Fourth Amended and Restated Agreement for Wholesale Financing dated as of September 15, 1995 between Customer and IBM Credit has been terminated.

14. IBM CREDIT AND GUARANTOR AGREE THAT ANY ACTION, SUIT OR PROCEEDING RELATING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR THE RELATIONSHIP BETWEEN IBM CREDIT AND GUARANTOR, WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. THUS, IBM CREDIT AND GUARANTOR HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH ACTION, SUIT OR PROCEEDING.

15. Notwithstanding any provision of this Guaranty to the contrary, the liability of Guarantor hereunder shall in no event exceed the maximum amount that is valid and enforceable in any action or proceeding involving any applicable state corporate law or any applicable state or Federal bankruptcy, insolvency, reorganization, fraudulent conveyance or other law involving the rights of creditors generally.

16. The Guarantor hereby authorizes IBM Credit to investigate the personal credit history of the Guarantor and to obtain credit bureau reports on the Guarantor, from time to time, at IBM Credit's sole discretion.

                                      Guarantor _______________________________
                                                    (Guarantor's Signature)
WITNESS
_________________________________     Print Name:   Dort A. Cameron III

Print Name ______________________     Social Security No. _____________________

Address _________________________     Home Address ____________________________

_________________________________     _________________________________________




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STATE OF _______________________ )
                                 )SS
COUNTY OF ______________________ )


On this ______ day of ____________, ____, before me, the subscriber, a Notary Public in and for said county, personally appeared ____________________________ known to me to be the person(s) described in and who executed the above Guaranty (By Individual), and who acknowledged the execution thereof to be their free act and deed.

                                     -------------------------------------
                                                  Notary Public

My Commission Expires: ______________

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